                                                                       EXHIBIT 5

                                November 3, 1997

Board of Directors
Viad Corp
1850 North Central Avenue, Suite 2212
Phoenix, Arizona 85077-2212

To the Board of Directors of Viad Corp:

     We have acted as special counsel for Viad Corp, a Delaware corporation (the "Company"), in connection with various legal matters relating to the filing of a Registration Statement on Form S-4, No. 333-37479 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of up to 2,800,000 shares of the Company's Common Stock, par value $1.50 per share (the "Shares").

     In connection therewith, we have examined and relied as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Certificate of Incorporation and Bylaws of the Company, as amended, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

     In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies.

     Based on the foregoing and in reliance thereon, we are of the opinion that the Shares of the Company, if sold in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

     This opinion is not rendered with respect to any laws other than the laws of the United States of America and the laws of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          BRYAN CAVE LLP